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EXHIBIT (d)(6)

                           BERLITZ INTERNATIONAL, INC.
                                STOCK OPTION PLAN
                             STOCK OPTION AGREEMENT


     STOCK OPTION AGREEMENT, dated as of June 30, 1997, between BERLITZ INTERNATIONAL, INC. (the "Company"), and Soichiro Fukutake (the "Optionee"), an officer, director or key employee of the Company or one of its Affiliates.

     The Compensation Committee of the Company's Board of Directors (the "Board"), acting as the committee authorized to administer the Berlitz International, Inc. Stock Option Plan (the "Plan"), has determined that the purposes of the Plan will be furthered by awarding to the Optionee options under the Plan. Capitalized terms defined in the Plan and not otherwise defined herein shall have the meaning given such terms in the Plan.

     In consideration of the foregoing and of the mutual undertakings set forth in this Stock Option Agreement ("Agreement"), the Company and the Optionee agree as follows:

     SECTION 1. Grant of Option.

     1.1 The Company hereby grants to the Optionee an option (the "Option") to purchase a total of 50,250 shares of Common Stock, on the terms and conditions provided in the Plan and in this Agreement, at an exercise price per share equal to $24.9375 per share, on the terms and conditions provided for in the Plan and in this Agreement.

     1.2 The Option granted hereby is intended to be a "non-qualified" stock option subject to the provisions of section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall not be an incentive stock option described in section 422 of the Code. The Company urges you to consult with your own advisor as to the tax and other consequences of the Option.

     SECTION 2. Exercisability.

     2.1 The Option shall become fully (100%) exercisable on January 1, 1999.

     2.2 Option may at any time and from time to time be exercised in whole or in part for the shares of Common Stock subject thereto, within the limitations on exercisability set forth herein.

     2.3 Unless terminated earlier, the unexercised portion of the Option shall automatically and without notice terminate and become null and void on the seventh anniversary of the date hereof.

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     SECTION 3. Method of Exercise.

     3.1 The Option or any part thereof may be exercised in accordance with
Section 2 of this Agreement only by giving written notice of exercise to the Company in the form attached as Exhibit A, and by specifying the number of whole shares of Common Stock with respect to which the Option is being exercised. Such notice must be accompanied by payment of the full purchase price for the number of shares purchased.

     3.2 Payment of the Option Exercise Price shall be made by me Optionee to the Company at the time of exercise:

         (i) by certified or official bank check payable to the Company (or the equivalent hereof acceptable to the Committee), or

         (ii) by personal check (subject to collection), which may in the Committee's discretion be deemed conditional, or

         (iii) by delivery of previously acquired shares of Common Stock owned by the grantee for at least six months (or such other period as the Committee may determine) having a Fair Market Value (determined as of the date of such delivery) equal to the portion of the Option Exercise Price being paid thereby, provided that the Committee may require the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery does not require any Consent.

Payment shall be deemed to be satisfied by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Common Stock acquired upon exercise to pay for all of the Common Stock acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the grantee's direction at the time of exercise, provided that the Committee may require the grantee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery does not require any Consent (as defined in Section 3.2 of the Plan). As soon as practicable after it receives payment of the purchase price, subject to the provisions relating to Consents under the Plan, the Company shall deliver to the Optionee a certificate or certificates for the shares of Common Stock so purchased which certificate or certificates shall contain a legend setting forth the restriction on disposition provided for under Section 3.2(c) of the Plan.

     SECTION 4. Termination of Employment or Service.

     (a) Termination Prior to the Time Options Become Exercisable.

     If the Optionee's service with the Company and all its Affiliates terminates for any reason (other than by reason of death, disability or termination by the Company without Cause) prior to the time his Options become exercisable pursuant to Section 2.1 hereof, such Options shall immediately terminate and expire on such termination date. If the Optionee's service with the Company and all Affiliates is terminated due to death, disability or by the Company without Cause, prior to the time his Options become exercisable pursuant to Section 2.1 hereof, such Options shall become and remain exercisable as otherwise provided for herein notwithstanding such termination of employment.

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     (b) Termination After Options Become Exercisable.

     If the Optionee's service with the Company and all Affiliates is terminated by the Company for Cause or if the Optionee voluntarily terminates his service with the Company prior to attaining age 60, all Options that are unexercised on the date of termination shall cease to be exercisable and shall immediately terminate and expire on such termination date. If the Optionee terminates his service due to death, disability, or retirement on or after age 60, or if the Company terminates the Optionee's service without Cause, any Options that are unexercised as of such termination date may be exercised as otherwise provided for herein, notwithstanding such termination of employment.

     SECTION 5. Non-Transferability.

     No right granted to the Optionee under the Plan or this Agreement shall be assignable or transferable (whether by operation of law or otherwise and whether voluntarily or involuntarily), other than by will or by the laws of descent and distribution. During the Optionee's lifetime, all rights granted to the Optionee under the Plan or this Agreement shall be exercisable only by the Optionee.

     SECTION 6. Right of Discharge Reserved.

     Nothing in the Plan or this Agreement shall confer upon the Optionee the right to continue in the service of the Company or any of its Affiliates or affect any right that the Company or such Affiliate may have to terminate the service of the Optionee.

     SECTION 7. No Stockholder Rights.

     Neither the Optionee nor any person succeeding to the Optionee's rights hereunder shall have any rights as a stockholder with respect to any shares subject to the Option until the date of the issuance of a stock certificate or certificates to him for such shares. Except for adjustments made pursuant to section 3.5 of the Plan, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

     SECTION 8. Plan Provisions to Prevail.

     This Agreement shall be subject to all of the terms and provisions of the Plan, which are incorporated hereby and made a part hereof, including, without limitation, the provisions of section 3.4 of the Plan (generally relating to withholding tax obligations) and section 3.5 of the Plan (generally relating to adjustments to the number of shares of Common Stock subject to the Option and the Option price, upon certain changes in capitalization). If there is any inconsistency between any of the provisions of the Agreement and the Plan, the provisions of the Plan shall govern.

     SECTION 9. Optionee's Acknowledgments.

     By entering into this Agreement the Optionee agrees and acknowledges that
(a) the Optionee has received and read a copy of the Plan, and (b) none of the Company, the Board, the

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Committee, the Affiliates (including their respective parents and subsidiaries)
and their respective shareholders, officers, directors, employees, agents and counsel shall be liable for any action or determination with respect to the Plan or any award thereunder or this Agreement.

     SECTION 10. Successors and Assigns.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent set forth in Section 5, the heirs, personal representatives, conservator and committee of the Optionee.

     SECTION 11. Governing Law.

     THIS AGREEMENT IS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

     SECTION 12. Notices.

     All notices and other communications hereunder shall be given in writing, shall be personally delivered against receipt or sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery or of mailing, and if mailed, shall be addressed (a) to the Company, at 400 Alexander Park, Princeton, New Jersey 08540 Attention; Compensation Committee c/o General Counsel, and (b) to the Optionee, at the Optionee's principal residential address last furnished to the Company. Either party may, by notice, change the address to which notice to such party is to be given.

     SECTION 13. Section Headings.

     The Section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said Sections.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



                                            BERLITZ INTERNATIONAL, INC.

                                            By:/s/ Hiromasa Yokoi
                                               ---------------------------------
                                               Name:


ATTEST:                                     OPTIONEE:
/s/ Robert C. Hendon                        /s/ Soichiro Fukutake
---------------------------------           ------------------------------------
                                            Name: Soichiro Fukutake



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                                                                       EXHIBIT A

                                 EXERCISE NOTICE
                 [TO BE EXECUTED UPON EXERCISE OF STOCK OPTION]

Berlitz International, Inc.:

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Stock Option Agreement ("Agreement") dated June 30, 1997, for, and to purchase thereunder, ____________ shares of Common Stock, par value $.10 per share, of Berlitz International, Inc. ("Common Stock"), as provided for in such Agreement, and tenders herewith payment of the exercise price in full in a form permitted under Section 3.2 of the Agreement.

     The undersigned represents and warrants to you that:

     Acquisition for Own Account. The undersigned is acquiring the Common Stock for his or her own account.

     Securities Act Restrictions. The undersigned covenants and agrees that he or she will not sell, transfer or otherwise dispose of any of the Common Stock acquired by the undersigned hereunder unless and until the same are registered under the Securities Act of 1933, as amended (the "Securities Act"), or unless an exemption for such registration is available and, if the Company so requests, until the undersigned shall have delivered to the Company a written opinion of counsel reasonably satisfactory to the Company that the disposition is in compliance with the requirements of the Securities Act. Upon request, the General Counsel of the Company will advise the undersigned whether the shares have been registered under the Securities Act.

     The undersigned hereby agrees to be bound by the provisions of the Berlitz International, Inc. Stock Option Plan and the Agreement.

     Please issue a certificate or certificates for such shares of Common Stock in the name of:

Name:
    ----------------------------------------------------------------------------


Address:
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                                                Signature
                                                          ----------------------

Dated            ,      .
      -----------  -----



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